                                                                   Exhibit 2.1


         AMENDMENT ("Amendment"), dated as of June 17, 1999, by and among Maxcor Financial Group Inc., a Delaware corporation (formerly known as Financial Services Acquisition Corporation) (the "Company"), Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("WCAS VI"), WCAS Information Partners, L.P., a Delaware limited partnership ("WCAS Info" and, together with WCAS VI, the "WCAS Entities") and the individuals listed on Annex I hereto and signatory hereto (the "Individuals"), to that certain Registration Rights Agreement, dated as of August 16, 1996 (the "Agreement"), by and among, the Company, the WCAS Entities, the Individuals and certain others.

         WHEREAS, concurrent with the execution and delivery of this Amendment, the Company is purchasing from the WCAS Entities (the "Purchase") all of the shares of the Common Stock, par value $.001 per share ("Common Stock"), of the Company owned by the WCAS Entities;

         WHEREAS, the Agreement, by its terms, permits amendments and waivers to the Agreement if executed by each of (i) the Company, (ii) Management Stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Management Stockholders as a whole and (iii) Investor Stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Investor Stockholders as a whole:

         WHEREAS, each of the Individuals are Management Stockholders who, in the aggregate, hold a majority of the Registrable Stock currently held by all Management Stockholders as a whole;

         WHEREAS, each of the WCAS Entities are Investor Stockholders who, in the aggregate, hold a majority of the Registrable Stock currently held by all Investor Stockholders as a whole;

         WHEREAS, this Amendment is being entered into in connection with and as a condition to the Company consummating the Purchase;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties signatory hereto agree as follows:

1. Terms used herein without separate definition shall have the meaning assigned to them in the Agreement.

2. The Agreement is hereby terminated, effective as of the date of this Amendment, with all registration rights granted thereunder being extinguished as a result of such termination.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                              Page 5 of 8 Pages

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.

                            WELSH, CARSON, ANDERSON & STOWE VI, L.P.
                             By WCAS VI Partners, L.P., General Partner


                             By: /s/ WCAS VI Partners, L.P.
                                -----------------------------------------
                                 General Partner

                            WCAS INFORMATION PARTNERS, L.P.
                             By WCAS INFO Partners, L.P., General Partner

                             By: /s/ WCAS INFO Partners, L.P.
                               -----------------------------------------
                                 General Partner

                            MAXCOR FINANCIAL GROUP INC.

                            By:    /s/ Gilbert Scharf
                               -----------------------------------------
                                   Gilbert Scharf, President

                                   /s/ Gilbert Scharf
                               -----------------------------------------
                               Gilbert Scharf

                                   /s/ Michael Scharf
                               -----------------------------------------
                               Michael Scharf

                                   /s/ Frederick B. Whittemore
                               -----------------------------------------
                               Frederick B. Whittemore

                                   /s/ Larry S. Kopp
                               -----------------------------------------
                               Larry S. Kopp

                                   /s/ Keith E. Reihl
                               -----------------------------------------
                               Keith E. Reihl

                                   /s/ Walter E. Dulski
                               -----------------------------------------
                               Walter E. Dulski

                                   /s/ Brian G. Clark
                               -----------------------------------------
                               Brian G. Clark


                              Page 6 of 8 Pages